                                                     EXHIBIT 3(b)


                     KOLLMORGEN CORPORATION
                      AMENDED AND RESTATED
                             BY-LAWS

                            ARTICLE I
                     Meeting of Shareholders

                Section l. Annual Meetings. The annual meeting of shareholders for the election of directors and for the transaction of such other business as may properly come before the meeting (as defined in Section 4 herein) shall be held at the principal office of the Corporation, or at such other place within or without the State of New York as shall be designated by the Board of Directors, on the second Wednesday in May of each year at 10 o'clock in the forenoon of that day. If the day so designated falls on a legal holiday, the meeting shall be held on the first secular day thereafter. If the election of directors shall not be held as prescribed above, such election will be held at a special meeting of shareholders called in accordance with the provisions of these By-Laws or in the manner provided by law.

                Section 2. Special Meetings. Special meetings of the shareholders may be called at any time by the Chairman of the Board of Directors or the Chief Executive Officer or by resolution of the Board of Directors, and shall be called by the Secretary or any other officer when directed by the Chairman of the Board of Directors or the chief executive officer or requested in writing by shareholders representing not less than one-half of the outstanding shares of stock of the Corporation entitled to vote at such meeting, stating the purposes of the meeting so requested.
No business other than that specified in the notice of the meeting shall be presented to any such special meeting, unless otherwise prescribed by law.

                Special meetings may also be called and held in such cases and in such manner as may be specifically provided by law.

                Section 3. Notice. (a) Notice of every meeting of shareholders shall be in writing, shall state the place, date and hour of the meeting and, unless it is the annual meeting, shall indicate that it is being issued by or at the direction of the person or persons calling the meeting. Additionally, notice of a special meeting shall also state the purpose or purposes for which the meeting is called. A copy of such notice shall be served personally or by mail upon each shareholder of record entitled to vote at such meeting, not less than ten (10) or more than fifty (50) days before such meeting. If mailed, such notice shall be directed to each shareholder at his address as it appears on the stock book of the Corporation, unless he shall have filed with the Secretary a written request that notices intended for him be mailed to some other address, in which case it shall be mailed to the place designated in such request.




                (b) Notice of the time or place of any adjourned meeting need not be given if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken. At the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting.

                (c) Notice of any meeting shall be deemed to have been given to any shareholder who submits a signed waiver of notice, in person or by proxy, whether before or after the meeting.

                Section 4. Notice of Shareholder Business and Nomination of Directors. (a) At annual or special meetings of the shareholders, only such business shall be conducted as shall have been brought before the meetings (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors, or (iii) by any shareholder of the Corporation who is a shareholder of record at the time of giving of notice provided for in this Section 4, who shall be entitled to vote at such meeting, and who complies with the notice procedures set forth in this Section 4.

                (b) Only persons who are nominated in accordance with the procedures set forth in these By-Laws shall be eligible to serve as directors. Nominations of persons for election to the Board of Directors may be made at a meeting of shareholders (i) by or at the direction of the Board of Directors, or (ii) by any other shareholder of the Corporation who is a shareholder of record at the time of giving of notice provided for this Section 4, who shall be entitled to vote for the election of directors at the meeting, and who complies with the notice procedures set forth in this Section 4.

                (c) A shareholder must give timely, written notice to the Secretary of the Corporation to nominate directors at an annual or special meeting or to propose business to be brought before an annual or special meeting. To be timely, a shareholder's notice must be received at the principal executive offices of the Corporation not more than 120 days nor less than 90 days before the meeting. Such shareholder's notice shall set forth (i) with respect to each matter, if any, that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) with respect to each person, if any, whom the shareholder proposes to nominate for election as a director, all information relating to such person (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director) that is required under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, (iii) the name and address, as they appear on the Corporation's records, of the shareholder proposing such business or nominating such persons (as the case may be), and the name and address of the beneficial owner, if any, on whose behalf the proposal or nomination is made, (iv) the class and number of shares of capital stock of the Corporation that are owned beneficially and of record by such shareholder of record and by the beneficial owner, if any, on whose behalf the proposal or nomination is made, and (v) any



material interest or relationship that such shareholder of record and/or the beneficial owner, if any, on whose behalf the proposal or nomination is made may respectively have in such business or with such nominee. At the request of the Board of Directors, any person nominated for election as a director shall furnish to the Secretary of the Corporation the information required to be set forth in a shareholder's notice of nomination which pertains to the nominee.

                (d) No business shall be conducted, and no person shall be nominated to serve as a director, at an annual or special meeting of shareholders, except in accordance with the procedures set forth in this
Section 4. The chairman of the meeting (as appointed by the Chairman of the Board) shall, if the facts warrant, determine that business was not properly brought before the meeting, or that a nomination was not made, in accordance with the procedures prescribed by these By-Laws and, if he shall so determine, he shall so declare to the meeting, and any such business not properly brought before the meeting shall not be transacted and any defective nomination shall be disregarded. A shareholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 4.

                Section 5. Quorum. At all meetings of shareholders the presence in person or by proxy of the holders of a majority of the votes entitled to vote thereat shall be necessary to constitute a quorum except where otherwise provided by the Certificate of Incorporation, by these By-Laws or by law.

                Section 6. Adjournment in Absence of Quorum. Any meeting duly called and noticed, at which shareholders constituting a quorum shall not be present in person or by proxy, may be adjourned by a vote of the holders of a majority of the votes present.

                Section 7. Voting. At all meetings of the shareholders, a quorum being present, all matters, except as otherwise provided by the Certificate of Incorporation or by law, shall be decided by a majority of the votes cast by the shareholders present in person or by proxy and entitled to vote.

                Section 8. Proxies. Every shareholder entitled to vote at any meeting of shareholders may vote by proxy. Every proxy must be executed in writing by the shareholder or his duly authorized attorney.
No proxy shall be valid after the expiration of eleven months from the date of its execution, unless the shareholder shall have specified therein its duration. Every proxy shall be revocable at the pleasure of the person executing it or his personal representatives or assigns except as otherwise provided by law.

                           ARTICLE II
                            Directors

                Section 1. Qualifications and General Powers. The business and affairs of the Corporation, except as otherwise herein provided, shall



 be managed under the direction of its Board of Directors. Directors shall be shareholders. All directors shall be of full age.

                The Board of Directors shall in all cases act as a Board, regularly convened, and in the transaction of business the act of a majority present at a meeting at which a quorum is present shall be the act of the Board of Directors, except as otherwise provided by the Certificate of Incorporation, by these By-Laws or by law. At all meetings of the Board of Directors each director shall have one vote.

                The Board of Directors may adopt such rules and regulations for the conduct of its meetings, meetings of committees, if any, and the management of the Corporation as it may deem proper. Such rules and regulations may not be inconsistent with the Certificate of Incorporation, these By-Laws or law.

                The Board of Directors may elect from among its members a Chairman of the Board. The Chairman of the Board shall act as chairman of, and preside at, all meetings of shareholders and the Board of Directors. In the Chairman's absence, any director (or in the case of meetings of shareholders, any director or officer) appointed by resolution of the Board shall preside at meetings of shareholders and of the Board. The Chairman of the Board shall inform himself as to the progress of the Corporation's management in meeting goals established by the Board and shall be generally responsible for organizing and leading the Board in performing its role as set forth in the By-Laws. He shall be a member ex-officio of all committees of the Board. The Chairman shall perform such other duties and have such additional powers as the Board may, from time to time, confer on him by resolution of the Board. The Chairman of the Board shall not, solely by reason of his title and position, be deemed to be an officer of the Corporation.

                Section 2. Number, Election and Term of Office of Directors. The Board of Directors shall consist of not less than three (3) nor more than fifteen (15) directors, as the Board may from time to time determine. Any action by the Board to increase or decrease the number of directors shall require the affirmative vote of a majority of the entire Board. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director.

                The directors shall be divided into two (2) classes, each class to consist of not less than four (4) nor more than five (5) directors.
All classes shall be as nearly equal in number as possible. At each annual meeting of shareholders, directors shall be elected for a term of two years to replace those directors whose terms shall then expire.

                Any newly-created directorships or any decrease in directorships shall be so apportioned among the classes of directors as to make all classes as nearly equal in number as possible.

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                If the number of directors is increased by the Board of
Directors and any newly-created directorships are filled by the Board, there shall be no classification of the additional directors until the next annual meeting of shareholders.

                Except as may otherwise be required by the Certificate of Incorporation or by law, directors shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election.

                Each director shall continue in office until his term shall have expired and until his successor shall have been elected and qualified or until his prior death, removal or resignation.

                Section 3.  Resignation.   Any director may resign at any
time by giving written notice to the chief executive officer or to the Secretary. Such resignation shall take effect at the time specified therein. Unless otherwise specified therein, the acceptance of a resignation shall not be necessary to make it effective.

                Section 4. Vacancies. Vacancies on the Board of Directors, whether caused by death, resignation, or otherwise, may be filled by the affirmative vote of the majority of the remaining directors or by the remaining director if there be only one. Each successor director shall hold office for the unexpired portion of the term of his predecessor, and until the election and qualification of his successor.

                Section 5. Regular Meetings. The Board of Directors shall meet for the purpose of organization, election of officers and the transaction of such other business as may be deemed necessary, as soon as practicable after the adjournment of the annual meeting of shareholders. Other regular meetings of the Board of Directors shall be held at such times as may be fixed from time to time by resolution of the Board.
Notice of regular meetings need not be given.

                Section 6. Special Meetings. Special meetings of the Board of Directors may be held whenever called by the Chairman of the Board or by any two directors. Notice of the time and place of such special meeting shall be mailed to each director, addressed to him at his residence or regular place of business, or communicated to him at such place by telegraph, cable or telex, or delivered to him personally, or by telephone not later than two days prior to the date fixed for the meeting.


                Section 7.  Waiver of Notice.   Notice of any meeting shall
be deemed to have been given to any director who submits a signed waiver of notice whether before or after the meeting. At any meeting at which all of the directors are present, although such meeting is held without notice, any business may be transacted which might have been transacted if the meeting had been duly called.




                Section 8. Quorum and Voting By The Directors. If all of the directors consent in writing to the adoption of a resolution authorizing any action required or permitted to be taken by the Board of Directors, such action may be taken without a meeting of the Board of Directors.

                At all meetings of the Board of Directors the presence of at least one-third of the entire Board shall be necessary to constitute a quorum. If at any meeting a quorum shall not be present, a majority of those directors present may adjourn the same until a quorum is present. Notice of the time and place of any adjourned meeting need not be given other than by announcement at the meeting at which the adjournment is taken.

                The participation by any director in a meeting of the Board of Directors by means of a conference telephone or similar communications equipment, allowing all persons participating in the meeting to hear each other at the same time, shall constitute presence in person at such meeting for all purposes.

                Section 9. Place of Meetings. Meetings of the Board of Directors shall be held at such place or places within or without the State of New York as may be fixed by the Board, any executive committee, or designated in the notice of meeting.

                Section 10. Committees. At the organization meeting of the Board in each year, the Board of Directors, by resolution adopted by a majority of the entire Board, shall appoint from its members an Executive Committee, a Personnel and Compensation Committee, a Retirement Plans Committee and an Audit Committee. At the organization meeting or at any other meeting of the Board of Directors, the Board may appoint, by resolution adopted by a majority of the entire Board, such other committees as it may deem advisable for the management of the Corporation's affairs. Each such committee shall consist of three or more directors. The Board may designate one or more directors as alternate members of any committee, who may replace any absent member or members at any meeting of such committee. The committees shall be comprised of such members of the Board as the Board deems appropriate, provided that the membership of the Executive Committee shall include the Chairman of the Board, and the Personnel and Compensation Committee shall be comprised of directors who are not employees of the Corporation. The Executive Committee shall have and may exercise all the powers of the Board of Directors in the direction of the management of the Corporation between meetings of the Board, except as otherwise provided by the Certificate of Incorporation, by these By-Laws or by law. The Personnel and Compensation Committee generally shall be responsible for reviewing all of the Corporation's compensation policies and practices company-wide, and specifically for (i) reviewing and recommending to the Board of Directors the total compensation programs and benefit plans (including base salaries and long- and short-term incentive plans) applicable to the Corporation's key decision makers, other than retirement plans; and (ii) administering the Corporation's stock option plans. In addition, this Committee reviews
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and makes recommendations on the policies and programs for the development of management personnel throughout the Corporation. The Retirement Plans Committee shall be responsible for reviewing and advising the Board and recommending action with respect to management's selection of trustees under the Corporation's retirement trusts, reviewing and recommending to the Board action with respect to management's selection of managers of the Retirement Plan Administration Committee and Retirement Plan Investment Committee, reviewing and advising the Board and recommending action with respect to activities of the named fiduciaries of the Corporation's retirement plans and of trustees of the Corporation's retirement trust and, where appropriate, recommending termination of their appointments and reviewing and advising the Board and recommending action with respect to establishment and amendment of retirement plans and trusts. The Audit Committee shall be responsible for overseeing and reviewing the internal and external audit of the Corporation's books and accounts, for reviewing the audited financial statements of the Corporation, for reviewing the Corporation's internal control procedures, and for reviewing and approving the independence of the Corporation's public accountants. The Personnel and Compensation, Retirement Plans and Audit Committees shall report to the Board of Directors from time to time, or whenever called upon to do so, and shall have such powers as may be reasonably necessary in order to carry out their duties. Each other committee appointed by the Board shall have such powers and shall perform such duties as are specified in the resolutions designating it or in subsequent resolutions adopted by a majority of the entire Board, except as otherwise provided by the Certificate of Incorporation, by these By-Laws or by law. Each committee shall serve at the pleasure of the Board. All committees shall make their own rules of procedures, subject to such rules as may be made by the Board of Directors, shall keep regular minutes of the transactions at their meetings, and shall report the same to the Board of Directors at its next meeting.

                Section 11. Compensation. In consideration for his services as a director, each member of the Board, as well as each honorary or emeritus director, who is not a regular employee of the Corporation shall be paid (a) an annual fee of $24,000 payable quarterly at the beginning of each calendar quarter, (b) an attendance fee of $800 for each meeting of the Board of Directors which he attends, and for each meeting of any committee of the Board of which he is a member and which he attends, (c) $800 for each day which he attends at the Corporation's annual planning meeting, and (d) $800 for each day he participates in any special assignment requested by the Corporation. All directors shall be reimbursed for their reasonable out-of-pocket expenses incurred in connection with their attendance at aforementioned meetings of the Board of Directors or otherwise in connection with performance of their duties as directors upon submission of appropriate expense vouchers.

                Nothing herein contained shall be construed to preclude any director from serving the Corporation in any capacity other than as a director and receiving compensation therefor.




                Section 12. Director Emeritus. The Board of Directors may, from time to time, appoint any former director of the Corporation who shall have retired from the Board for reasons of age, health or similar reason, as Director Emeritus of the Corporation. A Director Emeritus shall be entitled to attend such meetings of the directors and be compensated therefor as the Board may determine.

                           ARTICLE III
                            Officers

                Section 1. Elected and Other Officers. The elected officers of the Corporation shall be a President, one or more Vice Presidents, a Treasurer, a Secretary and a Controller. All of such officers shall be elected by the Board of Directors at its regular meeting following the annual meeting of the shareholders. Except as otherwise provided by the Certificate of Incorporation or by these By-Laws, such officers shall hold office until the regular meeting of the Board of Directors held after the next annual meeting of the shareholders and until their respective successors have been elected and qualified.

                The Board of Directors may elect or appoint one or more Assistant Secretaries and such additional officers, and the Board of Directors and the chief executive officer may appoint such agents, as may be deemed necessary for the conduct of business of the Corporation. Each of such additional officers and agents shall have such duties and powers, and shall hold office for such period as the Board of Directors or the chief executive officer, as the case may be, may determine.

                The same person may hold two or more offices, whether elective or appointive, except that the President may not hold the office of Secretary.

                Section 2. Resignation and Removal. Subject to the provisions of any contract of employment, any officer may resign at any time by giving written notice to the Chairman of the Board of Directors or to the Secretary, and such resignation shall take effect at the time and in the manner specified therein. Any officer may be removed, with or without cause, and his successor may be elected, at any meeting of the Board of Directors, by a majority vote of the entire Board.

                Section 3. Vacancies. A vacancy in any office, however caused, may be filled for the unexpired term of office at any meeting of the Board of Directors.

                Section 4.  Compensation.   The compensation of all elected
officers of the Corporation shall be fixed by the Personnel and Compensation Committee of the Board of Directors. The compensation of officers and agents of the Corporation appointed by the Board of Directors or by the chief executive officer shall be fixed by the body or person appointing them.




                Section 5. Powers and Duties. The officers of the Corporation shall respectively have such powers and perform such duties in the management of the property and affairs of the Corporation as may be provided in these By-Laws or, to the extent not so provided, by the Board of Directors.

                Section 6. President. The President shall be the chief executive officer of the Corporation and shall have the authority and exercise all of the powers appertaining to a chief executive officer of a Corporation, except where otherwise provided by law. In the absence or inability of the President to act, the authority vested in the President shall be exercised during such absence or inability by the Executive Committee of the Board, unless otherwise determined by the Board of Directors.

                The President shall have general authority to execute and deliver contracts, deeds, mortgages, bonds and ocher instruments in the name and on behalf of the Corporation.

                Section 7. Vice Presidents. The several Vice Presidents shall have authority to execute and deliver contracts, deeds, mortgages, bonds and other instruments in the name and on behalf of the Corporation and shall perform such duties and have such powers as may be assigned to them from time to time by the Board of Directors or the chief executive officer.

                Section 8. Treasurer. The Treasurer shall have the care and custody of all the funds of the Corporation, and shall have active control of and shall be responsible for all matters pertaining to the accounts of the Corporation and its subsidiaries. He shall deposit the funds of the Corporation in such banks or other depositories as the Board of Directors, or any officer or officers, or any officer and agent jointly, duly authorized by the Board of Directors, shall, from time to time, direct or approve. He shall keep a full and accurate account of all moneys received and paid on account of the Corporation, and shall render a statement of his accounts whenever the Board of Directors shall require. He shall supervise the auditing of all payrolls and vouchers of the Corporation and its subsidiaries and shall direct the manner of certifying the same; shall supervise the manner of keeping all vouchers for payment by the Corporation and its subsidiaries and all other documents relating to such payments; shall receive, audit and consolidate all operating and financial statements of the Corporation, its various departments, divisions and subsidiaries; shall have supervision of the books of account of the Corporation and its subsidiaries, their arrangement and classification, and shall supervise the accounting and auditing practices of the Corporation and its subsidiaries. He shall perform all other necessary acts and duties in connection with the administration of the financial affairs of the Corporation, and shall generally perform all the duties usually appertaining to the office of treasurer of a Corporation. When required by the Board of Directors, he shall give bonds for the faithful discharge of his duties in such sums and with such sureties as the Board



of Directors shall approve. In the absence of the Treasurer, such person as shall be designated by the Board of Directors shall perform his duties.

                Section 9. Secretary. The Secretary shall attend all meetings of the Board of Directors and the shareholders and shall record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall, when requested, perform like duties for all committees of the Board of Directors. He shall attend to the giving of notice of all meetings of the shareholders, and special meetings of the Board of Directors and committees thereof; he shall have custody of the corporate seal and, when authorized by the Board of Directors, shall have authority to affix the same to any instrument and, when so affixed, it shall be attested by his signature or by the signature of the Treasurer or an Assistant Secretary or an Assistant Treasurer. He shall keep and account for all books, documents, papers and records of the Corporation, except those for which some other officer or agent is properly accountable. He shall have authority to sign stock certificates, and shall generally perform all the duties appertaining to the office of secretary of a Corporation. In the absence of the Secretary, such person as shall be designated by the Board of Directors shall perform his duties.

                Section 10. Controller. The Controller shall be responsible for planning and directing the functions of corporate accounting, internal auditing, taxes and financial planning and control. He shall also establish policies with respect to accounting matters and exercise policy direction over the conduct of accounting throughout the Corporation, and shall perform such other duties as may be assigned to him by the chief financial officer or the Board of Directors.

                Section 11. Absence or Inability to Act. Except as otherwise provided in these By-Laws, in the case of the absence or inability of any officer of the Corporation to act and of any person herein authorized to act in his place, the Board of Directors may delegate the powers or duties of such officer to any other officer or to any other person.

                Section 12. Security. The Board of Directors may require any officer to give security for the faithful performance of his duties. Such security may be in the form of a bond in such sum, with such surety or sureties, and in such form as the Board may approve.

                           ARTICLE IV
                              Stock

                Section 1. Certificates of Stock. Certificates for shares of stock of the Corporation shall be in the form adopted by the Board of Directors, and shall be issued within each class and series, if any, in numerical order. Each shareholder shall be entitled to a certificate, signed by the Chairman of the Board of Directors or the President or a Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, showing the number, class and series, if any, of shares owned by him, the date of their issue and the par value



thereof, and bearing the corporate seal impressed or reproduced thereon. Where such certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or its employee, the signature of any of the above-named officers an such certificate may be facsimile.

                In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, such certificate may nevertheless be issued and delivered by the Corporation, with the same effect as if he were such officer at the date of its issue.

                Section 2. Transfer of Shares. The Board of Directors may appoint one or more transfer agents and one or more registrars for any and all classes of stock and may require all stock certificates to bear the signatures of any such transfer agent and any such registrar. Transfers of shares of stock shall be made only on the transfer books of the Corporation by the holder thereof or by his attorney thereunto duly authorized, and on the surrender of the certificate or certificates representing such shares properly endorsed. Such transfer books shall be kept at the main business office of the Corporation or at the office of any transfer agent. Each certificate so surrendered shall be marked "Canceled," and the date of cancellation shall be duly noted thereon.

                Section 3. Lost or Destroyed Certificates. The Corporation may issue a new certificate for shares in place of any certificate theretofore issued and alleged to have been lost or destroyed, upon such proof of such loss or destruction as the Board of Directors may require.
The Board may also require, as a condition for the issuance of such new certificate, that a bond, in such form and amount as it shall deem sufficient, be given to the Corporation and/or to the transfer agent and registrar of the stock represented by such certificate.

                Section 4. Closing of Transfer Books or Taking Records of the Shareholders. The Board of Directors may prescribe a date not exceeding fifty (50) days prior to the date of any meeting of shareholders, or prior to the date on which the consent or dissent of shareholders may be expressed for any purpose without a meeting, or prior to the date of the payment of any dividend or the allotment of any right, after which no transfer of stock on the books of the Corporation may be made.

                In lieu of prohibiting the transfer of stock, the Board may fix, in advance, a date prior to the date of any meeting of shareholders, or prior to the date on which the consent or dissent of shareholders may be expressed for any purpose without a meeting, or prior to the date of the payment of any dividend or the allotment of any right, as the date as of which shareholders entitled to notice of and to vote at such a meeting, or whose consent or dissent is required or may be expressed, or who may be entitled to such dividend or right, as the case may be, shall be determined. Such date shall not be more than fifty (50) days nor less than ten (10) days prior to the date of such meeting, nor more than fifty
(50) days prior to any other action.




                Section 5. Registered Shareholders. Except as may be otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person.

                            ARTICLE V
                      Dividends and Finance

                Section 1. Dividends. Except as may otherwise be provided by the Certificate of Incorporation or by law, dividends shall be paid as and when declared by the Board of Directors out of funds legally available therefor.

                Section 2. Deposits. The moneys of the Corporation shall be deposited in the name of the Corporation in such depositories as the Board of Directors may designate.

                Section 3. Checks, Drafts, etc. All checks, notes, drafts, acceptances or other demands or orders for the payment of money or evidences of indebtedness of the Corporation shall be signed by such officer or officers or person or persons as the Board of Directors may from time to time determine. All endorsements for deposit shall be made by the Treasurer, or in his name, or by any executive officer.

                           ARTICLE VI
                  Indemnification and Insurance

                Section l. Indemnification. Except to the extent expressly prohibited by the New York Business Corporation Law, the Corporation shall indemnify each person made or threatened to be made a party to any action or proceeding, whether civil or criminal, by reason of the fact that such person or such person's testator or intestate is or was a director or officer of the Corporation, or serves or served at the request of the Corporation any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines (including excise taxes assessed on a person with respect to an employee benefit plan), penalties, amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with such action or proceeding, or any appeal therein, provided that no such indemnification shall be made if a judgment or other final adjudication adverse to such person establishes that his conduct did not meet the then applicable statutory standards, and provided further that no such indemnification shall be required with respect to any settlement or other non-adjudicated disposition of any threatened or pending action or proceeding unless the Corporation has given its prior consent to such settlement or other disposition, which consent shall not be unreasonably withheld.

                The Corporation shall advance or promptly reimburse upon request any person entitled to indemnification hereunder for all expenses,



including attorneys' fees, reasonably incurred in defending any action or proceeding in advance of the final disposition thereof upon receipt of an undertaking by or on behalf of such person to repay such amount if such person is ultimately found not to be entitled to indemnification or, where indemnification is granted, to the extent the expenses so advanced or reimbursed exceed the amount to which such person is entitled, provided, however, that such person shall cooperate in good faith with any request by the Corporation that common counsel be utilized by the parties to an action or proceeding who are similarly situated unless to do so would be inappropriate due to actual or potential differing interests between or among such parties.

                The right to indemnification and advancement of expenses under this By-Law is intended to be retroactive and shall be available with respect to any action or proceeding which relates to events prior to the effective date of this By-Law.

                The Corporation is authorized to enter into agreements with any of its directors or officers extending rights to indemnification and advancement of expenses to such person to the fullest extent permitted by applicable law, but the failure to enter into any such agreement shall not affect or limit the rights of such person pursuant to this By-Law, it being expressly recognized hereby that all directors and officers of the Corporation, by serving as such after the adoption hereof, are acting in reliance hereon and that the Corporation is estopped to contend otherwise.


                In case of any provision in this By-Law shall be determined at any time to be unenforceable in any respect, the other provisions shall not in any way be affected or impaired thereby, and the affected provision shall be given the fullest possible enforcement in the circumstances, it being the intention of the Corporation to afford indemnification and advancement of expenses to its directors and officers, acting in such capacities or in the other capacities mentioned herein, to the fullest extent permitted by law.

                No amendment or repeal of this By-Law shall apply to or have any effect on the indemnification of, or advancement of expenses to, any director and officer of the Corporation for or with respect to acts or omissions of such director or officer occurring prior to such amendment or appeal.

                The foregoing shall not be exclusive of any other rights to which any director or officer may be entitled as a matter of law and shall not affect any rights to indemnification to which corporate personnel other than directors or officers may be entitled by contract or otherwise.


                Section 2.  Insurance.   To the extent permitted by law, the
Corporation shall purchase and maintain insurance:




                To indemnify the Corporation for any obligation which it incurs as a result of the indemnification of directors and officers;

                To indemnify directors and officers in instances in which they may be indemnified by the Corporation; and

                To indemnify director and officers in instances in which they may not otherwise be indemnified by the Corporation, provided that the contract of insurance covering such directors and officers provides, in a manner acceptable to the Superintendent of Insurance of the State of New York, for a retention amount and for co-insurance.

                           ARTICLE VII
                          Miscellaneous

                Section 1. Offices. The principal office of the Corporation in the State of New York shall be located at c/o C T Corporation System, 277 Park Avenue, New York, New York 10017. The Corporation shall also have such offices within or without the State of New York as the Board of Directors may from time to time appoint or as the business of the Corporation may require.

                Section 2. Seal. The corporate seal of the Corporation shall consist of two concentric circles, between which shall be the name of the Corporation, and in the center shall be inscribed the year of its incorporation and the words: "Corporate Seal, New York."

                Section 3. Fiscal Year. The fiscal year of the Corporation shall be the calendar year.

                          ARTICLE VIII
                           Amendments

                Section 1. Amendments by Shareholders. The By-Laws may be altered, modified, amended or repealed, and new By-Laws may he adopted, by the shareholders at any annual or special meeting.

                Section 2. Amendments by Directors. The Board of Directors shall have power to alter, modify, amend or repeal the By-Laws, or to adopt new By-Laws, at any regular or special meeting of the Board;
provided, however, that if any By-Law regulating an impending election of directors is adopted, amended or repealed by the Board, there shall be set forth in the notice of the next meeting of shareholders for the election of directors, the By-Law so adopted, amended or repealed, together with a concise statement of the changes made.


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